UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2007

HANDHELD ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32985	98-0430675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 Bryant Street, Suite 403 San Francisco, CA	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 495-6470

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits

On February 6, 2007, Handheld Entertainment, Inc. (the “Company”) announced the acquisition 100% of the equity interest of Putfile Limited (“Putfile”) from Gordon and Robert Page (collectively the “Sellers”) pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated as of February 5, 2007, by and between the Company and the Sellers.

The audited financial statements of Putfile for the year ended December 31, 2006 and the period from June 5, 2005 (inception) through December 31, 2005, and the report of Salberg & Company P.A. the independent registered public accounting firm relating to such financial statements and the unaudited pro forma condensed combined consolidated financial statements of the Company and Putfile for the year ended December 31, 2006, are filed herewith as Exhibit 99.1 and Exhibit 99.2, respectively, as an amendment to the Company’s Current Report on Form 8-K filed on February 9, 2007, pursuant to Item 9.01(a)(4) of Form 8-K.

The unaudited pro forma condensed combined consolidated financial statements are not necessarily indicative of the results that actually would have been attained if the acquisition had been in effect on the dates indicated or which may be attained in the future. Such statements should be read in conjunction with the historical financial statements of the Company and Putfile.

Exhibit No.	Description

99.1	Audited Financial Statements for Putfile Ltd. for the year ended December 31, 2006 and the period from June 5, 2005 (inception) through December 31, 2005.
99.2	Unaudited Pro Forma Condensed Combined Consolidated Financial Statements as of and for the year ended December 31, 2006 for the Company and Putfile.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDHELD ENTERTAINMENT, INC

By:	/s/ Jeff Oscodar
Dated: April 12, 2007	Name: Jeff Oscodar
Title: President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Audited Financial Statements for Putfile Ltd. for the year ended December 31, 2006 and the period from June 5, 2005 (inception) through December 31, 2005.
99.2	Unaudited Pro Forma Condensed Combined Consolidated Financial Statements as of and for the year ended December 31, 2006 for the Company and Putfile